UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York		14221
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2018, National Fuel Gas Company (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the following lenders: JPMorgan Chase Bank, N. A.; Bank of America, N.A.; HSBC Bank USA, National Association; Wells Fargo Bank, National Association; Canadian Imperial Bank of Commerce, New York Branch; Citizens Bank, N.A.; KeyBank, National Association; U.S. Bank National Association; Branch Banking and Trust Company; M&T Bank Corporation; PNC Bank, National Association; and Comerica Bank.

The Credit Agreement provides a $750 million multi-year unsecured committed revolving credit facility (the “Facility”) through October 25, 2023. With respect to borrowings under the Facility, the Company is permitted (but not required) to elect a maturity date that is 364 days after the date of the borrowing. The Credit Agreement includes an option for the Company to request increases in the aggregate commitments to an amount not to exceed $1 billion, subject to certain terms and conditions. The Company may use the proceeds of loans under the Facility (a) to pay its obligations under (i) its commercial paper program, (ii) other short-term credit facilities and (iii) maturing long-term debt obligations, and (b) for general corporate purposes of the Company and its subsidiaries in the ordinary course of business, including for working capital, capital expenditure and other lawful corporate purposes. The Credit Agreement amends and restates that certain Third Amended and Restated Credit Agreement obtained by the Company in September 2016. There were no borrowings outstanding under that agreement.

Rates for borrowing under the Credit Agreement are dependent on the Company’s credit ratings and are based, at the Company’s election, upon whether the borrowing is a Eurodollar loan or an Alternate Base Rate loan. Eurodollar loans will bear interest at an adjusted London Interbank Offered (LIBO) rate plus an applicable margin ranging from 0.80% to 1.525%, depending on the credit ratings of the Company. Alternate Base Rate loans will bear interest at a rate per annum equal to the sum of (1) the greatest of (a) the prime rate, (b) the New York Federal Reserve Bank rate plus 1/2 of 1%, and (c) an adjusted LIBO rate for a one-month interest period plus 1%, and (2) an applicable margin ranging from 0% to 0.525%, depending on the credit ratings of the Company. In addition, under the terms of the Credit Agreement, the Company agrees to pay the lenders a facility fee on a quarterly basis. The facility fee rate is dependent on the credit ratings of the Company and ranges from a rate per annum equal to 0.075% to 0.225% of the total commitments under the Credit Agreement. Based on the Company’s current credit ratings, the facility fee rate would be 0.15% per annum.

The Credit Agreement contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that place conditions upon the Company’s ability to merge or consolidate with other companies, sell any material part of its business or property, and incur liens. The Credit Agreement includes a covenant that the Company will not permit its debt to capitalization ratio to exceed 0.65 at the last day of any fiscal quarter. For purposes of calculating the debt to capitalization ratio, the Company’s capitalization means the sum of (a) its stockholders’ equity, (b) its indebtedness, and (c) 50% of the aggregate after-tax amount of non-cash charges directly arising from any ceiling test impairment occurring on or after July 1, 2018, provided that the amount determined pursuant to clause (c) may not exceed $250 million.

The Credit Agreement contains a cross-default provision whereby the failure by the Company or any of its significant subsidiaries to make payments under other borrowing arrangements aggregating $40.0 million or more, or the occurrence of certain events affecting those other borrowing arrangements, could trigger an obligation to repay any amounts outstanding under the Facility. The Credit Agreement also contains additional customary events of default including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, certain bankruptcy and insolvency events, certain judgment defaults, certain defaults relating to nullification or revocation of the Credit Agreement, and certain ERISA events.

In the event of a default by the Company under the Credit Agreement, including a cross-default by the Company or any of its significant subsidiaries, the lenders may terminate the commitments made under the Credit Agreement and declare any principal amount then outstanding, and all accrued interest and other amounts payable by the Company under the Credit Agreement, to be immediately due and payable.

In addition to the Credit Agreement, the Company maintains with one of the lenders thereunder an uncommitted line of credit for general corporate purposes. Other financial institutions may also provide the Company with uncommitted or discretionary lines of credit in the future. In addition, in the ordinary course of their respective businesses, certain lenders under the Credit Agreement, or their affiliates, perform, or may in the future perform, financial services for the Company or its affiliates, including investment banking, underwriting, lending, commercial banking, trust and other administrative and advisory services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Fourth Amended and Restated Credit Agreement, dated as of October 25, 2018, among the Company, the Lenders Party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ Paula M. Ciprich
Paula M. Ciprich
Senior Vice President and
General Counsel

Dated: October 31, 2018